UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2006
Digital Recorders, Inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	1-13408 (Commission File Number)	56-1362926 (IRS Employer Identification No.)

5949 Sherry Lane, Suite 1050 Dallas, Texas (Address of Principal Executive Offices)	75225 (Zip Code)
Registrant’s telephone number, including area code: (214) 378-8992
Not applicable.
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
          ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
          ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
          ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
          ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amended and Restated Bylaws

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
     On September 11, 2006, the board of directors (the “Board”) of Digital Recorders, Inc. (the “Company”) voted to amend and restate the bylaws of the Company in their entirety. The amended and restated bylaws of the Company became effective on September 12, 2006. Under the amended and restated bylaws, special meetings of the shareholders may be called by the Chairman of the Board, the President, the Board or any shareholder or shareholders holding in the aggregate thirty-five percent (35%) of the voting power of all the shareholders. Prior to the amendment and restatement of the bylaws, special meetings of the shareholders could be called by the Chairman of the Board, the President, the Board or any shareholder or shareholders holding in the aggregate ten percent (10%) of the voting power of all the shareholders.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (c) Exhibits

Exhibit No.	Description
3.4	Amended and Restated Bylaws of Digital Recorders, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

DIGITAL RECORDERS, INC.
Date: September 18, 2006	By:	/s/ Kathleen Brown Oher
Kathleen Brown Oher
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.4	Amended and Restated Bylaws of Digital Recorders, Inc.